Exhibit 23.3

Mexico City, July 28, 2022

To Mr. Javier Selgas, Chief Executive Officer

2001 Timberloch Place, Suite 500

The Woodlands, TX 77380

Re: FREIGHT TECNOLOGIES, INC. – F-1 Registration Statement

Ladies and Gentlemen,

We are acting as Mexican counsel for FREIGHT TECNOLOGIES,INC, a holding company incorporated under the laws of the British Virgin Islands , having its registered office at 2001 Timberloch Place, Suite 500 The Woodlands, TX 77380, (the “Company”) in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the to the resale, by the selling shareholders identified in the corresponding prospectus of up to 62,792,373 ordinary shares, par value $0.011 per share (or “Ordinary Shares”).

We hereby confirm that the discussion set forth under the caption “Mexico Taxation”, in the prospectus of the Company with respect to the ordinary shares of the Company, which is part of the Company’s Registration Statement filed on this date, is our opinion.

For the purpose of this confirmation, we have assumed that the tax considerations referred to under the caption “Mexico Taxation” refer only to holders of ordinary shares that are not residents of Mexico for Mexican tax purposes and that will not hold the ordinary shares or a beneficial interest therein through a permanent establishment for tax purposes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” as regards Mexico in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

We express no opinion as to any laws other than the laws of Mexico and this opinion is to be construed under Mexican law and is subject to the exclusive jurisdiction of the federal courts of Mexico.

This opinion is issued by and signed on behalf of SMPS Legal, S.C.

Very truly yours,

SMPS Legal, S.C.

Jorge San Martín Elizondo

Partner